EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) by Oaktree Capital Holdings, LLC, a Delaware corporation, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common shares, par value $0.05 per share, of Nabors Industries Ltd., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

Dated: October 6, 2025	OAKTREE CAPITAL MANAGEMENT, L.P.

	By:	Oaktree Capital Holdings, LLC
	Its:	Sole Managing Member

	By:	Oaktree Capital Group Holdings GP, LLC
	Its:	Indirect Owner

	By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OAKTREE CAPITAL HOLDINGS, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director